Exhibit 10.4

COMMITMENT LETTER EXTENSION AGREEMENT

Reference is hereby made to the Letter Agreement dated as of August 8, 2012 (the “Letter Agreement”) between Echo Therapeutics, Inc. (“Echo”) and Platinum-Montaur Life Sciences, LLC (“Platinum”).

Upon execution by each of Echo and Platinum below, the reference to the date of the execution and delivery of definitive documentation in the Section entitled “CLOSING” in the Letter Agreement shall be deemed amended to “August 31, 2012”.

IN WITNESS WHEREOF, the parties have entered into this Commitment Letter Extension Agreement as of August 24, 2012.

ECHO THERAPEUTICS, INC.

By:  /s/ Patrick Mooney

Name:  Patrick Mooney

Title:  CEO

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:  /s/ Michael M. Goldberg, M.D.

Name:  Michael M. Goldberg, M.D.

Title:  ________________